Exhibit 32.1


                    CERTIFICATIONS PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of M Power Entertainment Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

..    The Quarterly Report for the period ended June 30, 2006 (the "Form
     10-QSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

..    the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 21, 2006



/s/  Gary F. Kimmons
----------------------
Gary F. Kimmons
Chief Executive Officer
Chief Financial Officer